Registration No. 333-206723

Registration No. 333-232379

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to Form F-1 Registration Statement No. 333-206723
Post-Effective Amendment No. 1 to Form F-1 Registration Statement No. 333-232379

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

P.V. Nano Cell Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Hamasger Street
Migdal Ha’Emek, 2310102, Israel

Tel: +972-4-654-6881

(Address and telephone number of Registrant’s principal executive offices)

Digiflex Inc.

3418 Standish Rd.

Marengo, Illinois, 60152

Tel.: 1-559-444-3857

(Name, address and telephone number of agent for service)

Copies to:

Steven J. Glusband, Esq. Guy Ben-Ami, Esq. Carter Ledyard & Milburn LLP 28 Liberty Street New York, NY 10005 (212) 238 8658	Zeev Holender, Adv. Sharon Rosen, Adv. FISCHER (FBC & Co.). 146 Derech Menachem Begin Tel Aviv-Yafo 6492103, Israel +972 3-694-4111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by P.V. Nano Cell Ltd. (the “Company”), are deregistering any unsold Ordinary Shares, NIS 0.01 par value per share, of the Company registered under the following Registration Statements on Form F-1: Registration No. 333-206723 and Registration No. 333-232379 filed by the Company with the U.S. Securities and Exchange Commission on September 30, 2015 and July 5, 2019, respectively (the “Registration Statements”).

All applicable registration fees were paid at the time of the original filing of the Registration Statements.

This filing is made in accordance with an undertaking by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

EXHIBITS

The following exhibits are incorporated herein by reference:

Number	Description

24.1*	Power of attorney (included on the signature pages of this registration statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1/A and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Migdal Ha’Emek, Israel on November 27, 2024.

P.V. Nano Cell Ltd.

By:	/s/ Avi Magid
Name:	Avi Magid
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of P.V. Nano Cell Ltd. hereby constitute and appoint Avi Magid and Evyatar Cohen, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, this Post-Effective Amendment to the Registration Statements on Form F-1 and any and all subsequent amendments to the Registration Statements, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable P.V. Nano Cell Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Avi Magid	Chief Executive Officer (Principal Executive Officer) and Director	November 27, 2024
Avi Magid

/s/ Evyatar Cohen	Chief Financial Officer (Principal Financial and Accounting Officer)	November 27, 2024
Evyatar Cohen

/s/ Dov Farkash	Active Chairman of the Board	November 27, 2024
Dov Farkash

/s/ Gil Kerbs	Director	November 27, 2024
Gil Kerbs

/s/ Ido Lapidot	Director	November 27, 2024
Ido Lapidot

/s/ Limor Magen-Telem	Director	November 27, 2024
Limor Magen-Telem

/s/ Keinan Maman	Director	November 27, 2024
Keinan Maman

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of P.V. Nano Cell Ltd., has signed this Post-Effective Amendment to the Registration Statements on Form F-1 on this November 27, 2024.

Digiflex Inc.

By:	/s/ Avi Magid
Name:	Avi Magid
Title:	Chief Executive Officer

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